Exhibit 5.1

LEGAL OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD L.L.P.

July 12, 2011

Great White Energy Services, Inc.

14201 Caliber Drive, Suite 300

Oklahoma City, Oklahoma 73134

Re:	Great White Energy Services, Inc., Registration Statement on Form S-1

(Registration No. 333-172174)

Ladies and Gentlemen:

We have acted as special counsel to Great White Energy Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1, as amended (File No. 333-172174) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to an underwritten public offering of (i) 1,250,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), by the Company (the “Primary Shares”) and (ii) up to 13,125,000 shares (including up to 1,875,000 shares subject to the overallotment option granted to the Underwriters (defined below)) of Common Stock to be sold by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement (the “Secondary Shares” and, together with the Primary Shares, the “Offered Shares”) pursuant to the terms of an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and the Selling Stockholders, on one hand, and Raymond James and Associates, Inc. and Jefferies & Company, Inc., as representatives of the several underwriters named therein, on the other hand (the “Underwriters”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed that, upon sale and delivery, the certificates for the Offered Shares, if certificated, will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance or transfer, as the case may be, of the Offered Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

1700 Pacific Avenue / Suite 4100 / Dallas, TX 75201-4675 / 214.969.2800 / fax: 214.969.4343 / www.akingump.com

Great White Energy Services, Inc.

July 12, 2011

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that:

1.	When the Registration Statement has become effective under the Act, the Underwriting Agreement has been duly executed and delivered and the Primary Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Primary Shares will be duly authorized, validly issued, fully paid and non-assessable.

2.	At the effective time of the merger of GW Holdings LLC with and into the Company, the Secondary Shares will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the Laws of the General Corporation Law of the State of Delaware. As used herein, the term “Laws” includes the statutory provisions contained therein and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

B.	This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.